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                                                                    Exhibit 23.2

American Appraisal China Limited
1506/Dah Sing Financial Center
108 Gloucester Road/Wanchai/Hong Kong
(Chinese Characters)
(Chinese Characters)108(Chines Characters)
1506(Chines Characters)
Tel +852 2511 5200/Fax +852 2511 9626                  (AMERICAN APPRAISAL LOGO)

Leading/Thinking/Performing

August 30, 2007

The board of directors
China Nepstar Chain Drugstore Ltd.

Dear Sirs,

CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal report (the "Report") addressed to the board of China Nepstar Chain Drugstore Ltd. (the "Company") dated [__________] in the "Redeemable Convertible Preferred Shares" section and "Share Based Compensation" section of the Company's Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission. We also consent to our name being listed under the heading "Experts" in the Registration Statement. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

The Report relates to valuations of the Company's ordinary shares as of October 6, 2004, August 30, 2005, December 1, 2005, March 20, 2006 and September 1, 2006, and valuations of the Company's share options as of August 30, 2005, March 20, 2006 and September 1, 2006.

In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided to us by the Company and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. The Company determined the fair value of its ordinary shares and share options and our valuation report were used to assist the Company in reaching its determinations.

                                        Yours faithfully,


                                        /s/ AMERICAN APPRAISAL CHINA LIMITED

       Valuation/Transaction Consulting/Real Estate Advisory/Fixed Assets
                                   Management